Exhibit 10.6
BOB EVANS FARMS, INC. 1998 STOCK OPTION AND INCENTIVE PLAN
SECOND AMENDED AND RESTATED
(Effective as of January 1, 2008)
          l. Purpose. The purpose of the Bob Evans Farms, Inc. Second Amended and Restated 1998 Stock Option and Incentive Plan (the “Plan”) is to foster and promote the long-term success of Bob Evans Farms, Inc. (the “Company”) and materially increase stockholder value by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by the directors and officers and other key employees of the Company and its Subsidiaries and (c) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of the operations of the Company is largely dependent.
          2. Administration. The Plan will be administered by a committee (the “Committee”) of at least three persons who shall be either the Compensation Committee of the Board of Directors of the Company or such other committee comprised entirely of “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and rulings thereunder, as the Committee may from time to time select. The Committee shall interpret the Plan; prescribe, amend and rescind rules and regulations relating thereto; and make all other determinations necessary or advisable for the administration of the Plan. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all persons participating in the Plan and any person validly claiming under or through persons participating in the Plan. A majority of the members of the Committee shall constitute a quorum at any meeting of the Committee, and all determinations of the Committee at a meeting shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without a meeting of the Committee by a writing signed by all of its members. No member of the Board of Directors of the Company or of the Committee shall be liable for any action or determination made in good faith, with respect to the Plan or any Award granted under the Plan. The Company shall effect the granting of Awards under the Plan in accordance with the determination of the Committee, by execution of instruments in writing in such form as approved by the Committee.
          With respect to persons subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), transactions under the Plan are intended to comply with all applicable conditions of Rule l6b-3 under the Exchange Act, or any successor rule or regulation. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.
          3. Participants. Participants in the Plan will consist of the directors and officers and other key employees of the Company or any of its Subsidiaries, as the Committee in its sole discretion may designate from time to time to receive Awards hereunder (the “Participants”). The Committee’s designation of a Participant in any year shall not require the

Committee to designate such person to receive an Award in any other year. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards, including, without limitation: (a) the financial condition of the Company and its Subsidiaries; (b) anticipated profits for the current or future years; (c) contributions of Participants to the profitability and development of the Company and its Subsidiaries; and (d) other compensation provided to Participants. During any calendar year, no Participant shall be granted Awards under this Plan covering, in the aggregate, more than Three Hundred Thousand (300,000) Common Shares and no Participant shall be granted stock options covering, in the aggregate, more than Two Hundred and Fifty Thousand (250,000) Common Shares.
          4. Types of Awards. Awards under the Plan may be granted in any one or a combination of: (a) Incentive Stock Options; (b) Non-Qualified Stock Options; (c) Stock Appreciation Rights; (d) Performance Share Awards; and (e) Restricted Stock, all as described below in Sections 6, 7, 8, 9 and 10 hereof. Notwithstanding the foregoing, no Stock Appreciation Rights or Performance Share Awards have been granted under the Plan through December 31, 2007, and no further Awards may be granted under the Plan after September 11, 2006.
          5. Common Shares Reserved Under the Plan. There is hereby reserved for issuance under the Plan an aggregate of Five Million (5,000,000) Common Shares, which may be newly issued or treasury shares. If there is a lapse, expiration, termination or cancellation of any Award granted hereunder without the issuance of Common Shares or payment of cash thereunder, or if Common Shares are issued under any Award and thereafter are reacquired by the Company pursuant to rights reserved upon the issuance thereof, the Common Shares subject to or reserved for such Award may again be used for new Stock Options or other Awards under the Plan so long as the holder thereof has not received any benefits of ownership of such Common Shares; provided, however, that in no event may the number of Common Shares issued under the Plan exceed the total number of Common Shares reserved for issuance hereunder.
          6. Incentive Stock Options. Incentive Stock Options will consist of Stock Options, qualifying as “incentive stock options” under the requirements of Section 422 of the Code, to purchase Common Shares at purchase prices of not less than One Hundred Percent (100%) of the Fair Market Value of such Common Shares on the date of grant. Incentive Stock Options will only be eligible for grant to employees of the Company. Incentive Stock Options will be exercisable over not more than ten (10) years after the date of grant. In the event of the termination of a Participant’s employment for any reason other than Disability, death, Retirement or for Cause, the right of the Participant to exercise an Incentive Stock Option shall terminate upon the earlier to occur of the end of the original term of the Incentive Stock Option or ninety (90) days after the date of such termination of employment. In the event that a Participant is Terminated for Cause, the right of the Participant to exercise an Incentive Stock Option shall terminate immediately upon the termination of employment. In the event of the termination of a Participant’s employment due to Disability, the right of the Participant (or, in the case of the death of the Participant after his or her termination of employment due to Disability, his or her successor in interest) to exercise an Incentive Stock Option shall terminate upon the earlier to occur of (i) the end of the original term of the Incentive Stock Option or (ii) one (l) year after the date of termination of employment. If a Participant should die while employed, the right of the Participant’s successor in interest to exercise an Incentive Stock Option granted to the Participant shall terminate upon the earlier to occur of (i) the end of the original term of the Incentive Stock Option or (ii) one year after the Participant’s last date of employment. Upon Retirement of a Participant, the right of the Participant (or, in the case of the death of the Participant after his or her termination of employment due to Retirement, his or her successor in interest) to exercise an Incentive Stock Option shall terminate upon the earlier of (i) ninety (90) days after the date of such Retirement or (ii) the end of the original term of the Incentive Stock Option; provided, however, that if the Participant or his or her successor in interest does not exercise the Incentive Stock Option within ninety (90) days after the date of such Retirement, the Incentive Stock Option shall automatically convert into a Non-Qualified Stock Option upon the end of such ninety (90) day period and the Participant’s or his or her successor in interest’s right to exercise such converted Non-Qualified Stock Option shall terminate at the end of the original term of the option. For purposes of this Section 6, if a Participant terminates his or her employment voluntarily, the date of termination of employment shall be deemed to be the date on which he or she notifies the Company of his or her intention to terminate his or her employment; in all other cases, the date of termination of employment shall be the last day of employment.
          The aggregate Fair Market Value (determined as of the time the Stock Option is granted) of the Common Shares with respect to which incentive stock options are exercisable for the first time by any Participant during any calendar year (under all option plans of the Company and all Subsidiaries and Parents of the Company) shall not exceed $100,000. Anything contained herein to the contrary notwithstanding, no Incentive Stock Option shall be granted to an employee who, at the time the Incentive Stock Option is granted, owns (actually or constructively under the provisions of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company, unless the option exercise price is not less than 110% of the Fair Market Value of the Common Shares subject to the Incentive Stock Option on the date of grant and the Incentive Stock Option by its terms is not exercisable more than five (5) years from the date it is granted.
          7. Non-Qualified Stock Options. Non-Qualified Stock Options will consist of options to purchase Common Shares at purchase prices of not less than One Hundred Percent (100%) of the Fair Market Value of such Common Shares on the date of grant and with terms as determined by the Committee in its discretion. In the event of the termination of a Participant’s employment or service as a director for any reason other than Retirement, Disability, death or for Cause, the right of the Participant to exercise a Non-Qualified Stock Option shall terminate upon the earlier to occur of the end of the original term of the Non-Qualified Stock Option or ninety (90) days after the date of such termination of employment or service. If a Participant is Terminated for Cause, the right of the Participant to exercise a Non-Qualified Stock Option shall terminate immediately upon the termination of employment or service. In the event of the termination of a Participant’s employment or service due to Disability or death, the right of the Participant or his or her successor in interest to exercise a Non-Qualified Stock Option shall terminate upon the earlier to occur of (i) the end of the original term of the Non-Qualified Stock Option or (ii) one (l) year after the date of termination of employment or service as a result of such Disability or death. In the event of the termination of a Participant’s employment or service due to Retirement, the right of the Participant (or, in the case of the death of the Participant after his or her termination of employment or service due to Retirement, his or her successor in interest) to exercise a Non-Qualified Stock Option shall terminate upon the end of the original term of the Non-Qualified Stock Option. For purposes of this Section 7, if a Participant terminates his or her employment or service voluntarily, the date of termination of employment or service shall be deemed to be the date on which he or she notifies the Company of his or her intention to terminate his or her employment or service; in all other cases, the date of termination of employment or service shall be the last day of employment or service.
          8. Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights to Participants at the same time as such Participants are awarded Stock Options under the Plan. Such Stock Appreciation Rights shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Such agreements shall comply with, and be subject to, the following terms and conditions:
               (a) Grant. Each Stock Appreciation Right shall relate to a specific Stock Option under the Plan and shall be awarded to a Participant concurrently with the grant of such Stock Option. The number of Stock Appreciation Rights granted to a Participant shall be equal to a proportion of the number of Common Shares that the Participant is entitled to receive pursuant to the Plan.
               (b) Grant of Parallel Award. Since each Stock Appreciation Right is parallel to a Stock Option, the exercise of all or a portion of the Stock Options shall cause an equal exercise of the same proportion of Stock Appreciation Rights granted under the Plan. A Stock Appreciation Right can only be exercisable in conjunction with the exercise of the parallel Stock Option.
               (c) Calculation of Appreciation. Each Stock Appreciation Right shall entitle a Participant to the excess of the Fair Market Value of a Common Share on the exercise date over the Fair Market Value of a Common Share on the date the Stock Appreciation Right was granted.
               (d) Payment of Appreciation. The total appreciation available to a Participant from an exercise of Stock Appreciation Rights shall be paid in a manner determined by the Committee.
               (e) Exercise Limitations. A Participant may exercise a Stock Appreciation Right only in conjunction with the exercise of the Stock Option to which the Stock Appreciation Right is attached. Stock Appreciation Rights may be exercised only at such times and by such persons as may exercise Stock Options under the Plan.
          9. Performance Share Awards. The Committee may grant awards under which payment may be made in Common Shares, cash or any combination of Common Shares and cash if the performance of the Company or any Subsidiary selected by the Committee during the Performance Period meets certain goals established by the Committee (“Performance Share Awards”). Such Performance Share Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

               (a) Performance Period and Performance Goals. The Committee shall determine and include in a Performance Share Award grant the period of time for which a Performance Share Award is made (“Performance Period”). The Committee shall also establish performance objectives (“Performance Goals”) to be met by the Company or Subsidiary during the Performance Period as a condition to payment of the Performance Share Award. The Performance Goals may include earnings per share, return on stockholders’ equity, return on assets, net income or any other financial or other measure established by the Committee. The Performance Goals may include minimum and optimum objectives or a single set of objectives.
               (b) Payment of Performance Share Awards. The Committee shall establish the method of calculating the amount of payment to be made under a Performance Share Award if the Performance Goals are met, including the fixing of a maximum payment. The Performance Share Award shall be expressed in terms of Common Shares and referred to as “Performance Shares.” After the completion of a Performance Period, the performance of the Company or Subsidiary shall be measured against the Performance Goals, and the Committee shall determine whether all, none or any portion of a Performance Share Award shall be paid. Any such payment shall be made as soon as administratively feasible after the Committee’s determination (but no later than the 15th day of the third month following the last day of the Performance Period). The Committee, in its discretion, may elect to make payment in Common Shares, cash or a combination of Common Shares and cash. Any cash payment shall be based on the Fair Market Value of the underlying Common Shares on, or as soon as practicable prior to, the date of payment.
               (c) Revision of Performance Goals. At any time prior to the end of a Performance Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company or Subsidiary and which in the judgment of the Committee make the application of the Performance Goals unfair unless a revision is made.
               (d) Requirement of Employment. A Participant who receives a Performance Share Award must remain in the employment of the Company or Subsidiary or remain in the service of the Company or Subsidiary as a director until the completion of the Performance Period in order to be entitled to payment under the Performance Share Award; provided that the Committee may, in its sole discretion, provide for a partial payment (in accordance with the requirements of Section 9(b) above) where such an exception is deemed equitable.
               (e) Compliance With Code Section 162(m). Any Performance Share Awards granted under this Plan shall satisfy the requirements of the applicable provisions of Section 162(m) of the Code as “qualified performance-based compensation.”
          10. Restricted Stock Awards. To the extent not inconsistent with the terms of this Plan, the Committee may grant Restricted Stock Awards to Participants. Restricted Stock Awards will consist of Common Shares transferred to a Participant who is eligible to participate in the Plan without other payment therefor (other than the payment of the par value of such Common Shares if required by applicable law) as additional compensation for his or her services to the Company or one of its Subsidiaries. Restricted Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate including, without limitation, restrictions on the sale or other disposition of such Common Shares and rights of the Company to reacquire such Common Shares upon termination of the Participant’s employment or service as a director with the Company within specified periods. Subject to such other restrictions as are imposed by the Committee and federal and state securities laws, the Common Shares covered by a Restricted Stock Award granted to a Participant under the Plan may be sold or otherwise disposed of only after six (6) months from the grant date of the Award.
          11. Nontransferability. Each Stock Option, Performance Share Award and Restricted Stock Award granted under this Plan shall not be transferable other than by will or the laws of descent and distribution, and Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant or the Participant’s guardian or legal representative.
          12. Other Provisions. The grant of any Award under the Plan may also be subject to such other provisions (whether or not applicable to any Award granted to any other Participant) as the Committee determines appropriate including, without limitation, provisions for the purchase of Common Shares under Stock Options in installments, provisions for the payment of the option exercise price of Common Shares under a Stock Option by delivery of other Common Shares of the Company having a then Fair Market Value equal to the option exercise price of such Common Shares, restrictions on resale or other disposition, such provisions as may be appropriate to comply with federal or state securities laws and stock exchange requirements and understandings or conditions as to the Participant’s employment or service as a director in addition to those specifically provided for under the Plan. If the Committee does not specify another exercise schedule at the time of grant, the number of Common Shares under each Stock Option which may be purchased in any one year ending on an anniversary date of the grant of the Stock Option shall be the total number of Common Shares subject to the Stock Option divided by the number of years constituting the term of the Stock Option; provided, however, that if a Participant does not purchase in any one option year the full number of Common Shares to which he or she is then entitled, the Participant may purchase those Common Shares in any subsequent year during the term of the Stock Option.
          The Committee may, in its discretion, permit payment of the option exercise price of Common Shares under Stock Options by delivery of a properly executed exercise notice together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the option exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.
          The Committee may, in its discretion and subject to such rules as it may adopt, permit a Participant to pay all or a portion of the federal, state and local taxes, including FICA withholding tax, arising in connection with the following transactions: (a) the exercise of a Non-Qualified Stock Option; or (b) the receipt or exercise of any other Award by electing (i) to have the Company withhold Common Shares, (ii) to tender back Common Shares received in connection with such Award or (iii) to deliver other previously acquired Common Shares of the Company having a Fair Market Value approximately equal to the amount to be withheld.

          13. Term of the Plan and Amendment, Modification, Cancellation or Acceleration of Awards. No Award shall be granted under the Plan more than ten (10) years after the date of the adoption of the Plan by the Company’s Board of Directors. The terms and conditions applicable to any Award granted prior to such date may at any time be amended, modified or canceled, without stockholder approval, by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein, so long as stockholder approval of such amendment, modification or cancellation is not required under Rule l6b-3 under the Exchange Act or any applicable requirements of any securities exchange on which are listed any of the Company’s equity securities or any applicable requirements for issuers whose securities are traded in the NASDAQ National Market System or any applicable requirements of the Code. The Committee may, at any time and in its sole discretion, declare any or all Stock Options then outstanding under this Plan to be exercisable, whether or not such Stock Options are then otherwise exercisable.
          l4. Taxes. The Company shall be entitled to withhold the amount of any tax attributable to any amount payable or Common Shares deliverable under the Plan after giving the person entitled to receive such amount or Common Shares notice as far in advance as practicable.
          l5. Definitions.
               (a) Award. The term “Award” means an award or grant of a Stock Option, Stock Appreciation Right, Performance Share or Restricted Stock made to a Participant under Section 6, 7, 8, 9 or 10 of the Plan.
(b) Change in Control. A “Change in Control” shall be deemed to have occurred:
                    (i) With respect to a Participant who is a party to a change in control agreement and to which the Company also is a party (“Change Agreement”), a “change in control” occurs as defined in (and subject to the terms of) that Participant’s Change Agreement; and
                    (ii) With respect to all Participants, approval by the Company’s stockholders of a definitive agreement (A) to merge or consolidate the Company with or into another corporation in which the Company is not the continuing or surviving corporation or pursuant to which any Common Shares would be converted into cash, securities or other property of another corporation, other than a merger of the Company in which holders of Common Shares immediately before the merger have the same proportionate ownership of shares of the surviving corporation immediately after the merger as immediately before or (B) within a 12-consecutive-calendar-month period, to sell or otherwise dispose of 50 percent or more of the book value of the combined assets of the Company and all Subsidiaries. For purposes of this definition, (A) “book value” will be established on the basis of the latest consolidated financial statement the Company filed with the Securities and Exchange Commission before the date any 12-consecutive-calendar month measurement period began and (B) “related entity” means (I) an entity related to the Company by application of Sections 414(b) and (c) of the Code, as modified by Section 414(h) of the Code or (II) an affiliated service group [as defined in Section 414(m) of the Code] or other organization described in Section 414(o) of the Code that includes the Company.
               (c) Code. “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.
               (d) Committee. The “Committee” means the Committee of the Board of Directors of the Company constituted as provided in Section 2 hereof.
               (e) Common Shares. “Common Shares” means the shares of Common Stock, par value $0.01 per share, of the Company or any security of the Company issued in substitution, exchange or lieu thereof.
               (f) Company. The “Company” means Bob Evans Farms, Inc., a Delaware corporation, or any successor corporation.
               (g) Disability. The term “Disability” means, as it relates to the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Participant unable or incompetent to carry out the job responsibilities which such Participant held or the tasks to which such Participant was assigned at the time the disability was incurred, and which is expected to be permanent or for an indefinite duration exceeding one year.
               (h) Exchange Act. The term “Exchange Act” means the Securities Exchange Act of 1934, as amended, or a successor statute.
               (i) Fair Market Value. The “Fair Market Value” of the Company’s Common Shares shall mean, on any given date, the last reported sales price of the Common Shares, as reported on the NASDAQ National Market System or on any securities exchange on which the Company’s Common Shares may be listed on such date or, if there are no reported sales of Common Shares on such date, then the last reported sales price on the next preceding day on which such a sale was transacted.
               (j) Incentive Stock Option. “Incentive Stock Option” means any Stock Option granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an “incentive stock option” within the meaning of Section 422 of the Code.
               (k) Non-Qualified Stock Option. A “Non-Qualified Stock Option” means any Stock Option granted pursuant to the provisions of Section 7 of the Plan that is not an Incentive Stock Option.

               (l) Parent. The term “Parent of the Company” shall have the meaning set forth in 424(e) of the Code.
               (m) Participant. The term “Participant” shall have the meaning set forth in Section 3 of the Plan.
               (n) Performance Goals. The term “Performance Goals” shall have the meaning set forth in Section 9 of the Plan.
               (o) Performance Period. The term “Performance Period” shall have the meaning set forth in Section 9 of the Plan.
               (p) Performance Share Award. The term “Performance Share Award” shall have the meaning set forth in Section 9 of the Plan.
               (q) Plan. The “Plan” means the Bob Evans Farms, Inc. Second Amended and Restated 1998 Stock Option and Incentive Plan, as set forth herein, and as it may be hereafter amended and from time to time in effect.
               (r) Restricted Stock. The term Restricted Stock shall have the meaning described in Section 10 of this Plan.
               (s) Retirement. The term “Retirement” for all purposes of the Plan shall mean voluntary separation from employment or termination of service as a director with the Company and each of its Subsidiaries on or after the date the person both has attained age fifty-five (55) and is credited with at least ten (10) years of service.
               (t) Stock Appreciation Right. The term Stock Appreciation Right or “SAR” shall mean a right to receive cash in an amount equal to the excess of the Fair Market Value of a Common Share on the exercise date of the SAR over the Fair Market Value of a Common Share on the date the SAR is granted pursuant to the provisions of the Plan.
               (u) Stock Option. The term “Stock Option” means any Incentive Stock Option or Non-Qualified Stock Option granted under the Plan.
               (v) Stock Option Awards. The term “Stock Option Awards” means any grant of a Stock Option to a Participant under the Plan.
               (w) Subsidiary. The term “Subsidiary” for all purposes other than the Incentive Stock Option plan described in Section 6, shall mean any corporation, partnership, joint venture or business trust, fifty percent (50%) or more of the control of which is owned, directly or indirectly, by the Company. For purposes of the Incentive Stock Option plan described in Section 6, the term “Subsidiary” shall be defined as provided in Section 424(f) of the Code.
               (x) Terminated for Cause. The term “Terminated for Cause” for purposes of the Plan shall mean termination on account of any act of fraud or intentional misrepresentation or embezzlement, misappropriation or conversion of assets or opportunities of the Company or a Subsidiary, the conviction of a felony or intentional and repeated violations of the written policies or procedures of the Company or any Subsidiary.
          l6. Adjustment Provisions.
               (a) The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company’s capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.
               (b) In the event of any change in capitalization affecting the Common Shares, such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Shares, the Committee shall make proportionate adjustments to reflect such change with respect to the aggregate number of Common Shares for which Awards in respect thereof may be granted under the Plan, the maximum number of Common Shares which may be sold or awarded to any Participant, the number of Common Shares covered by each outstanding Award and the price per share in respect of outstanding Awards. Notwithstanding the foregoing, an adjustment to a Stock Option pursuant to this Section 16(b) shall be made only to the extent such adjustment complies, to the extent applicable, with Section 409A of the Code.
               (c) The Committee also shall make such adjustments in the number of shares covered by, and the price or other value of, any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of assets of the Company to stockholders. Notwithstanding the foregoing, an adjustment to a Stock Option pursuant to this Section 16(c) shall be made only to the extent such adjustment complies, to the extent applicable, with Section 409A of the Code.
               (d) Subject to the terms of a Change Agreement (as defined in Section 15(b)), if, within 36 months after a Change in Control, (i) the Plan is terminated and not replaced with a similar program providing comparable benefits and features or (ii) with respect to a Participant who is a party to a Change Agreement, an event occurs that generates a change in control payment under that Participant’s Change Agreement, then (iii) all Stock Options then outstanding under this Plan shall become fully exercisable as of the date of the Change in Control, whether or not then otherwise exercisable. In addition, upon Retirement of any Participant, all Stock Options held by such retiring Participant shall immediately vest and become exercisable.
          17. Amendment and Termination of Plan. The Committee, with the approval of the Board of Directors of the Company, may amend the Plan from time to time or terminate the Plan at any time without the approval of the stockholders of the Company except as such stockholder approval may be required (a) to satisfy the requirements of Rule l6b-3 under the Exchange Act, or any successor rule or regulation, (b) to satisfy applicable requirements of the

Code or (c) to satisfy applicable requirements of any securities exchange on which are listed any of the Company’s equity securities or any requirements applicable to issuers whose securities are traded in the NASDAQ National Market System. No such action to amend or terminate the Plan shall reduce the then existing amount of any Participant’s Award or adversely change the terms and conditions thereof without the Participant’s consent. No amendment of the Plan shall result in any Committee member’s losing his or her status as a “disinterested person” as defined in Rule l6b-3 under the Exchange Act, or any successor rule or regulation, with respect to any employee benefit plan of the Company or result in the Plan losing its status as a plan satisfying the requirements of said Rule l6b-3.
          18. No Right to Employment. Neither the adoption of the Plan nor the granting of any Awards hereunder shall confer upon any employee or director of the Company or any Subsidiary any right to continued employment or service with the Company or any Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment or service of any of its employees or directors at any time, with or without cause.
          19. Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Awards under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or any Subsidiary.
          20. Other Company Award and Compensation Plans. Payments and other Awards received by a Participant under the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of any termination indemnity or severance pay law and shall not be included in, nor have any effect on, the determination of Awards under any other employee benefit plan or similar arrangement provided by the Company or a Subsidiary unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of competitive annual cash compensation. Awards under the Plan may be made in combination or in tandem with, or as alternatives to, grants, awards or payments under any other Company or Subsidiary plans. The Plan notwithstanding, the Company or any Subsidiary may adopt such other compensation programs and additional compensation arrangements as it deems necessary to attract, retain and reward employees and directors for their service with the Company and its Subsidiaries.
          21. Securities Law Restrictions. No Common Shares shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Common Shares delivered under the Plan may be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Shares are then listed or traded, the NASDAQ National Market System or any applicable federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
          22. Award Agreement. Each Participant receiving an Award under the Plan shall enter into an agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Award and such related matters as the Committee shall, in its sole discretion, determine.
          23. Cost of the Plan. The costs and expenses of administering the Plan shall be borne by the Company.
          24. Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.
          25. Stockholder Approval. The Plan was adopted by the Board of Directors of the Company on May 1, 1998. The Plan and any Award granted thereunder shall be null and void if stockholder approval is not obtained within twelve (12) months of the adoption of the Plan by the Board of Directors.
          26. Effective Date. The first amendment and restatement was effective with respect to all Awards issued on and after May 1, 2002. This second amendment and restatement is effective January 1, 2008.
          27. Compliance with Section 409A of the Code. It is intended that the Plan comply with Section 409A of the Code and the Treasury Regulations promulgated thereunder (and any subsequent notices or guidance issued by the Internal Revenue Service), and the Plan shall be interpreted, administered and operated accordingly. Nothing herein shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant.